CENTRAL AND SOUTH WEST CORPORATION
                 AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                        As of December 31, 1997
                              (UNAUDITED)

                                                    (millions)

KVA                                                        $5.4
Frontera                                                    2.4
Newgulf                                                    19.6
SEEBOARD*                                                 829.0
Altamira                                                   67.4
Guna                                                          0
                                                     ----------
                                                         $923.8
                                                     ==========

* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.